                                                                    EXHIBIT 10.8







                  ==========================================

                             AMENDED AND RESTATED
                      1997 EMPLOYEE STOCK INCENTIVE PLAN

                                      OF

                                 TELLIUM, INC.
                             (formerly MWD, Inc.)

                  ==========================================

                               TABLE OF CONTENTS

ARTICLE I.
         Definitions............................................................................   -1-

ARTICLE II.
         SHARES SUBJECT TO PLAN.................................................................   -5-
         2.1.     Shares Subject to Plan........................................................   -5-
                  ----------------------
         2.2.     Add-back of Awards............................................................   -5-
                  ------------------

ARTICLE III.
         GRANTING OF OPTIONS....................................................................   -6-
         3.1.     Eligibility...................................................................   -6-
                  -----------
         3.2.     Disqualification for Stock Ownership..........................................   -6-
                  ------------------------------------
         3.3      Qualification of Incentive Stock Options......................................   -6-
                  ----------------------------------------
         3.4      Granting of Options...........................................................   -6-
                  -------------------

ARTICLE IV.
         TERMS OF OPTIONS.......................................................................   -7-
         4.1.     Option Agreement..............................................................   -7-
                  ----------------
         4.2.     Option Price..................................................................   -7-
                  ------------
         4.3.     Option Term...................................................................   -8-
                  -----------
         4.4.     Option Vesting................................................................   -8-
                  --------------
         4.5.     Consideration.................................................................   -8-
                  -------------

ARTICLE V.
         EXERCISE OF OPTIONS....................................................................   -9-
         5.1.     Partial Exercise..............................................................   -9-
                  ----------------
         5.2.     Manner of Exercise............................................................   -9-
                  ------------------
         5.3.     Conditions to Issuance of Stock Certificates..................................  -10-
                  --------------------------------------------
         5.4.     Rights as Stockholders........................................................  -10-
                  ----------------------
         5.5.     Ownership and Transfer Restrictions...........................................  -11-
                  -----------------------------------

ARTICLE VI.
         RESTRICTED STOCK.......................................................................  -11-
         6.1.     Restricted Stock..............................................................  -11-
                  ----------------
         6.2.     Terms and Conditions..........................................................  -12-
                  --------------------
         6.3.     Agreements....................................................................  -13-
                  ----------

ARTICLE VII.
         ADMINISTRATION.........................................................................  -13-
         7.1      Compensation Committee........................................................  -13-
                  ----------------------
         7.2.     Duties and Powers of Committee................................................  -13-
                  ------------------------------
         7.3.     Majority Rule; Unanimous Written Consent......................................  -13-
                  ----------------------------------------

         7.4.     Compensation; Professional Assistance; Good Faith Actions....................   -14-
                  ---------------------------------------------------------

ARTICLE VIII.
         MISCELLANEOUS PROVISIONS..............................................................   -14-
         8.1.     Not Transferable.............................................................   -14-
                  ----------------
         8.2.     Amendment, Suspension or Termination of this Plan............................   -14-
                  -------------------------------------------------
         8.3.     Changes in Common Stock or Assets of the Company, Acquisition
                  -------------------------------------------------------------
                  or Liquidation of the Company and Other Corporate Events.....................   -15-
                  --------------------------------------------------------
         8.4.     Approval of Plan by Stockholders.............................................   -17-
                  --------------------------------
         8.5.     Tax Withholding..............................................................   -18-
                  ---------------
         8.6.     Loans........................................................................   -18-
                  -----
         8.7.     Forfeiture Provisions........................................................   -18-
                  ---------------------
         8.8.     Limitations Applicable to Performance-Based Compensation.....................   -18-
                  --------------------------------------------------------
         8.9.     Effect of Plan Upon Options and Compensation Plans...........................   -18-
                  --------------------------------------------------
         8.10.    Compliance with Laws.........................................................   -18-
                  --------------------
         8.11.    Titles.......................................................................   -19-
                  ------
         8.12.    Governing Law................................................................   -19-
                  -------------

          THE AMENDED AND RESTATED 1997 EMPLOYEE STOCK INCENTIVE PLAN
                                      OF
                                 TELLIUM, INC.

     TELLIUM, INC. (formerly MWD, Inc.), a Delaware corporation (the "Company"), has adopted the following amendment and restatement of its 1997 Employee Stock Option Plan of MWD, Inc. (the "Plan"), effective November 16, 2000, for the benefit of its eligible employees and consultants.

     The purposes of this Plan are as follows:

     (1) To provide an additional incentive for key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Options (as defined below) to purchase Common Stock of the Company and/or Restricted Stock (as defined below).

     (2) To enable the Company to obtain and retain the services of key Employees considered essential to the long range success of the Company by offering them an opportunity to own Options to purchase Common Stock of the Company and/or Restricted Stock.

     This amended and restated plan (a) increases the number of shares issuable upon exercise of options granted under the Plan to 91,250,000 shares, (b) provides for the issuance of the Restricted Stock, and (c) makes certain other changes.

                                   ARTICLE I
                                  Definitions

     1.1. General. Wherever the following terms are used in this Plan they shall
          -------
have the meanings specified below, unless the context clearly indicates otherwise. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

     1.2. Award. "Award" shall mean an Option or Restricted Stock.
          -----

     1.3. Award Limit. "Award Limit" shall mean 1,500,000 shares of Common
          -----------
Stock.

     1.4. Board. "Board" shall mean the Board of Directors of the Company.
          -----

     1.5. Change in Control. "Change in Control" shall mean a change in
          -----------------
ownership or control of the Company effected through either of the following transactions:

          (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

           (b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board or by persons who were nominated by such Board members.

     1.6.  Code. "Code" shall mean the Internal Revenue Code of 1986, as
           ----
amended.

     1.7.  Committee. "Committee" shall mean the Compensation Committee of the
           ---------
Board, or another committee of the Board, appointed as provided in Section 7.1.

     1.8.  Common Stock. "Common Stock" shall mean the common stock of the
           ------------
Company, par value $0.001 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock.

     1.9.  Company. "Company" shall mean Tellium, Inc., a Delaware corporation.
           -------

     1.10. Corporate Transaction.  "Corporate Transaction" shall mean any of
           ---------------------
the following stockholder-approved transactions to which the Company is a party:

           (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

           (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a) above; or

           (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

     1.11. Director. "Director" shall mean a member of the Board.
           --------

     1.12. Employee. "Employee" shall mean any officer or other employee (as
           --------
defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

     1.13. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act
           ------------
of 1934, as amended.

     1.14. Fair Market Value. "Fair Market Value" of a share of Common Stock as
           -----------------
of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the fair market value of a share of Common Stock as established by the Committee acting in good faith.

     1.15. Grantee. "Grantee" shall mean an Employee to whom an Award has been
           -------
granted under the Plan.

     1.16. Incentive Stock Option. "Incentive Stock Option" shall mean an
           ----------------------
option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

     1.17. Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean
           --------------------------
an Option which is not designated as an Incentive Stock Option by the Committee.

     1.18. Option. "Option" shall mean a stock option granted under Article
           ------
III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option.

     1.19. Optionee. "Optionee" shall mean an Employee granted an Option under
           --------
this Plan.

     1.20. Performance Goals. "Performance Goals" shall mean the performance
           -----------------
goals established by the Committee in connection with the grant of Restricted Stock. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: return on equity, return on assets, operating income, earnings per share, net income, total shareholder return, share price, shareholder value added, cash value added and/or achievement of pre-determined, objectively defined strategic performance goals and (ii) such Performance Goals shall be set by the

Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Performance Goals may be stated in the alternative or in combination.

     1.21. Plan. "Plan" shall mean The 1997 Amended and Restated Employee Stock
           ----
Incentive Plan of Tellium, Inc.

     1.22. QDRO. "QDRO" shall mean a qualified domestic relations order as
           ----
defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     1.23. Qualified Performance Based Award. "Qualified Performance Based
           ----------------------------------
Award" shall mean an Award of Restricted Stock designated as such by the Committee at the time of grant based upon a determination that the Committee wishes such Award to qualify for the exemption from deductibility imposed by
Section 162(m) of the Code.

     1.24. Restricted Stock. "Restricted Stock" shall mean any share of Common
           ----------------
Stock granted under Article VI of this Plan.

     1.25. Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the
           ----------
Exchange Act, as such Rule may be amended from time to time.

     1.26. Subsidiary. "Subsidiary" shall mean any corporation in an unbroken
           ----------
chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.27. Termination of Employment. "Termination of Employment" shall mean the
           -------------------------
time when the employee-employer relationship between a Grantee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to
                                       --------  -------
Incentive Stock Options, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                  ARTICLE II
                            SHARES SUBJECT TO PLAN

     2.1.  Shares Subject to Plan.
           ----------------------

           (a) The shares of stock subject to Awards shall be Common Stock, initially shares of the Company's Common Stock, par value $0.001 per share. The aggregate number of such shares which may be available for grant under the Plan shall not exceed ninety-one million two hundred fifty thousand (91,250,000). The shares of Common Stock issuable upon exercise of Options or as Restricted Stock may be either previously authorized but unissued shares or treasury shares.

           (b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Option Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

     2.2.  Add-back of Awards. If any Option expires or is canceled without
           ------------------
having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, or if any share of Restricted Stock is forfeited, expires or is canceled, the number of shares subject to such Award but as to which such Option was not exercised prior to its expiration or cancellation, or with respect to which such Restricted Stock expired, was canceled or forfeited, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 8.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be subject to Awards, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under this Plan, in payment of the exercise price thereof, may again be subject to Awards hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                  ARTICLE III
                              GRANTING OF OPTIONS

     3.1.  Eligibility. Any Employee or consultant selected by the Committee
           -----------
pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option.

     3.2.  Disqualification for Stock Ownership. No person may be granted an
           ------------------------------------
Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code as they relate to Incentive Stock Options held by stockholders owning stock possessing more than 10% of the total combined voting power of the capital stock of the Company.

     3.3   Qualification of Incentive Stock Options. No Incentive Stock Option
           ----------------------------------------
shall be granted to any person who is not an Employee of the Company.

     3.4   Granting of Options.
           -------------------

           (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

               (i) Determine which Employees are key Employees and select from among the key Employees and consultants (including Employees who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

               (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees;

               (iii) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

               (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and
                                      --------  -------
           conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

           (b) Upon the selection of a key Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered Option, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option.

           (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

                                  ARTICLE IV
                               TERMS OF OPTIONS

     4.1.  Option Agreement. Each Option shall be evidenced by a written Stock
           ----------------
Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

     4.2.  Option Price. The price per share of the shares subject to each
           ------------
Option shall be set by the Committee; provided, however, that such price shall
                                      --------  -------
be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

     4.3.  Option Term. The term of an Option shall be set by the Committee in
           -----------
its discretion; provided, however, that in the case of Incentive Stock Options,
                --------  -------
the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as it may cause a disqualifying disposition under Section 421 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any

Termination of Employment of the Optionee, or amend any other term or condition of such Option relating to such a termination.

     4.4.  Option Vesting.
           --------------

           (a) Unless otherwise determined by the Committee in its sole discretion, options granted under the Plan shall become exercisable in cumulative installments, 1/4th on the first anniversary of the date of Option grant, and the remainder in 36 equal monthly installments, commencing on the first day of the thirteenth month following the date of Option grant. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

           (b) No portion of an Option which is unexercisable at Termination of Employment, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Stock Option Agreement or by action of the Committee following the grant of the Option.

           (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

     4.5.  Consideration. Unless the Committee determines otherwise in its sole
           -------------
discretion, in consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee following grant of the Option) after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE V
                              EXERCISE OF OPTIONS

     5.1.  Partial Exercise. An exercisable Option may be exercised in whole or
           ----------------
in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

     5.2. Manner of Exercise.  All or a portion of an exercisable Option shall
          ------------------
be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

          (a) A written notice complying with the applicable rules established by the Committee (or the Board, in the case of Options granted to Independent Directors) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

          (b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c) In the event that the Option shall be exercised pursuant to
Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

          (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may in its discretion (i) allow a delay in payment up to thirty
(30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii),
(iii), (iv), (v) and (vi). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

     5.3. Conditions to Issuance of Stock Certificates.  The Company shall not
          --------------------------------------------
be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

          (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee, in its absolute discretion, deems necessary or advisable;

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

          (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

     5.4. Rights as Stockholders.  The holders of Options shall not be, nor have
          ----------------------
any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

     5.5. Ownership and Transfer Restrictions.  The Committee, in its absolute
          -----------------------------------
discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                                  ARTICLE VI
                               RESTRICTED STOCK

     6.1. Restricted Stock.  The Committee may from time to time cause the
          ----------------
Company to grant pursuant to the Plan Awards of Restricted Stock to Employees and consultants for such consideration, if any, as the Committee shall determine, subject to such restrictions, conditions and other terms as the Committee may determine.

          (a) Certificates.  The Company shall issue, in the name of each
              ------------
Grantee to whom shares of Restricted Stock have been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the grant. The Company, at the direction of the Committee, shall hold such certificates, properly endorsed for transfer, for the recipient's benefit until such time as the shares of Restricted Stock are forfeited to the Company or the restrictions lapse. Each such certificate shall bear the following legend, in addition to such other legends as counsel to the Corporation may require:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS UNDER THE AMENDED AND RESTATED 1997 EMPLOYEE STOCK INCENTIVE PLAN OF TELLIUM, INC. AND UNDER A RESTRICTED STOCK AGREEMENT WITH THE CORPORATION. NO INTEREST IN THE SHARES REPRESENTED HEREBY MAY BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SUCH PLAN AND AGREEMENT.

          (b) Rights of Grantee.  Except as provided in this Article VI or as
              -----------------
otherwise determined by the Committee, holders of Restricted Stock shall have the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote such Restricted Stock and the right to receive any distributions of regular cash dividends with respect to such shares. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Article II, (A) cash dividends or distributions of property other than Common Stock with respect to the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

          (c) Delivery of Restricted Stock.  Upon the expiration or termination
              ----------------------------
of the Restricted Period and the satisfaction of any Performance Goals and any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse and a certificate for the number of Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Grantee.

     6.2. Terms and Conditions.  Shares of Restricted Stock shall be subject to
          --------------------
the following terms and conditions:

          (a) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant of vesting thereof upon the continued service of the Grantee. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole of in part, any of the foregoing restrictions; provided,
                                                               --------
however, that (except as otherwise provided in Section 6.2(c) or 8.3 in the case
-------
of Restricted Stock that is a Qualified Performance-Based Award) the applicable Performance Goals have been satisfied;

          (b) Subject to the provisions of the Plan and the Restricted Stock Agreement, during the period, if any, set by the Committee, commencing with the date of such Award for which such continued service is required (the "Restriction Period"), and until either, as determined by the Committee, the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock;

          (c) except to the extent otherwise provided in the applicable Restricted Stock Agreement or this Article VI, upon a Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the Grantee; provided, however, that the Committee shall have the discretion to waive, in whole of in part, any of all remaining restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals unless the employment is terminated by reason of death or Disability) with respect to any or all of such shares of Restricted Stock;

     6.3. Agreements.  Restricted Stock Awards granted under the Plan shall be
          ----------
evidenced by written documents ("Restricted Stock Agreements") in such form as the Committee shall, from time to time, approve, which Restricted Stock Agreements shall contain such provisions, not inconsistent with the provisions of the Plan. Each Grantee shall enter into, and be bound by, the terms of the Restricted Stock Agreement.

                                 ARTICLE VII.
                                ADMINISTRATION

     7.1  Compensation Committee.  Prior to the Company's initial registration
          ----------------------
of Common Stock under Section 12 of the Exchange Act, the Compensation Committee shall be appointed by the Board and may consist of one or members of the Board or the entire Board . Following such registration, the Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more persons appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     7.2.  Duties and Powers of Committee.  It shall be the duty of the
           ------------------------------
Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Awards are granted, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant under this Plan need not be the same with respect to each Grantee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

     7.3.  Majority Rule; Unanimous Written Consent.  The Committee shall act by
           ----------------------------------------
a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

     7.4.  Compensation; Professional Assistance; Good Faith Actions.  Members
           ---------------------------------------------------------
of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Grantees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                 ARTICLE VIII.
                           MISCELLANEOUS PROVISIONS

     8.1.  Not Transferable.  Awards under this Plan may not be sold, pledged,
           ----------------
assigned, or transferred in any manner other than by will or the laws of descent and distribution or, in the case of Restricted Stock or Non-Qualified Stock Options, pursuant to a QDRO, unless and until, in the case of Options, shares underlying such Options have been issued, and in the case of

Restricted Stock, such shares have vested. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

     During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

     8.2. Amendment, Suspension or Termination of this Plan.  Except as
          -------------------------------------------------
otherwise provided in this Section 8.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 8.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Awards, alter or impair any rights or obligations under any Awards theretofore granted, unless the award itself otherwise expressly so provides. No Awards may be granted during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

          (a) The expiration of ten years from the date the Plan is adopted by the Board; or

          (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 8.4.

     8.3. Changes in Common Stock or Assets of the Company, Acquisition or
          ----------------------------------------------------------------
Liquidation of the Company and Other Corporate Events.
-----------------------------------------------------

          (a) Subject to Section 8.3(d), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of

Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

               (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

               (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards, and

               (iii) the grant or exercise price with respect to any Award.

          (b) Subject to Section 8.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 8.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

               (i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable (less the exercise price) or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

               (ii) In its sole and absolute discretion, the Committee may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

               (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.4 hereof or the provisions of such Option;

               (iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

               (v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Restricted Stock or by action taken prior to the occurrence of such transaction or event, that upon such event, the restrictions and deferral limitations applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant; and

               (vi) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the exercise price with respect to Options) and the criteria included in, outstanding Awards and Awards which may be granted in the future.

          (c) Subject to Sections 8.3(d) and 8.8, the Committee may, in its discretion, include such further provisions and limitations in any Award agreement or certificate, as it may deem equitable and in the best interests of the Company.

          (d) With respect to Incentive Stock Options intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Option to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

     8.4. Approval of Plan by Stockholders.  The Plan became effective on
          --------------------------------
November 16, 2000. This amendment and restatement of the Plan is effective as of November 16, 2000; provided, however, that no Award granted in excess of the
                      --------  -------
shares previously reserved for issuance upon exercise of Awards granted hereunder shall be exercisable by a Grantee unless and until the amendments hereto increasing the number of shares subject to the Plan to 91,250,000 shall have been approved by the stockholders of the Company in accordance with the provisions of its Certificate of Incorporation and By-laws, which approval shall be obtained within twelve (12) months after the adoption of such amendment by the Board. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Awards may be awarded prior to such stockholder approval, provided that Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted under this Plan shall thereupon be canceled and become null and void.

     8.5. Tax Withholding.  The Company shall be entitled to require payment in
          ---------------
cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

     8.6. Loans.  The Committee may, in its discretion, extend one or more loans
          -----
to key Employees in connection with the exercise or receipt of an Award granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

     8.7. Forfeiture Provisions.  Pursuant to its general authority to determine
          ---------------------
the terms and conditions applicable to Options under the Plan, the Committee shall have the right to provide in the terms of Options, or to require the recipient to agree by separate written instrument, that the Option shall terminate and any unexercised portion of such Option (whether or not vested) shall be forfeited, if (a) a Termination of Employment occurs prior to a specified date, or within a specified time period following exercise of the Option, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee.

     8.8. Limitations Applicable to Performance-Based Compensation.  Except as
          --------------------------------------------------------
set forth in Sections 6.2 and 8.3(b), any Award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

     8.9.  Effect of Plan Upon Options and Compensation Plans.  The adoption of
           --------------------------------------------------
this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

     8.10. Compliance with Laws.  This Plan, the granting and vesting of Awards
           --------------------
and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     8.11. Titles.  Titles are provided herein for convenience only and are not
           ------
to serve as a basis for interpretation or construction of this Plan.

     8.12. Governing Law.  This Plan and any agreements hereunder shall be
           -------------
administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflict of laws principles thereof.

                                    * * * *

     I hereby certify that the foregoing Amended and Restated Plan was duly adopted by the Board of Directors of Tellium, Inc. on November 16, 2000.

     Executed on this 18th day of November, 2000.


                                        /s/
                                    --------------------------------------------
                                    Michael J. Losch
                                    Secretary